As filed with the Securities and Exchange Commission on
                        January 22, 1997

                                                      File No.33-79766


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                 POST-EFFECTIVE AMENDMENT NO.6

                           FORM S-11

       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  AAA Net Realty Fund XI, Ltd.
     (Exact Name of Registrant as Specified in its Charter)

  Texas                         6519                      76-0451986
(State or other            (Primary Standard         (IRS Employer
jurisdiction of            Industrial Classifica-    Identification
  formation)                 tion Code Number)         Number)

                           Suite 824
                        8 Greenway Plaza
                      Houston, Texas 77046
                         (713) 850-1400
(Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

Suite 824                                           Stephen K. Wild
8 Greenway Plaza                                    Suite 500
Houston, Texas 77046                                7100 West Ctr. Rd.
(Address of registrant's                            Omaha, NE 68106
intended principal place of                         (402)399-9111
business)                                           (Name, address,
                                                    including zip code
                                                    and telephone
                                                    number, of agent
                                                    for service)




                           Copies to:
                          Judith Fryer
                       Greenberg, Traurig
                      153 East 53rd Street
                    New York, New York 10022
Approximate date of commencement of proposed sale to the public:
                            October 27, 1994


     Pursuant to Registrant's obligations under its undertakings contained in its Registration Statement No. 33-79766 on Form S-11 as declared effective by the Securities and Exchange Commission on October 27, 1994, Registrant hereby de-registers 12,938.8 units of limited partnership of interest ("Units"), which constitutes all of the Units remaining unsold at the expiration of the offering. Prior to the expiration of the offering, a total of 7,061.2 Units were sold by Registrant.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing a Form S-11 and has duly caused this Post-Effective Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on the 22nd day of January, 1997.


                                   AAA NET REALTY FUND XI,LTD.
                                      By: American Asset Advisers
                                      Management Corporation XI
                                      General Partner


                                      By: /s/ H. Kerr Taylor
                                          Name:  H. Kerr Taylor
                                          Title: President




     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following people on the date set forth below opposite their names.

   Signature                      Capacity                     Date


/s/ H. Kerr Taylor                Principal                    1-22-97
H. Kerr Taylor                    Executive Officer,
                                  Principal Financial
                                  and Principal Accounting
                                  Officer and Director


/s/ Stephen K. Wild               Director                     1-22-97
Stephen K. Wild